Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747


                                 Subject to Completion: PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)
                                 Preliminary Prospectus Supplement dated April 24, 2006
Principal Protected Notes

UBS AG $__ NOTES LINKED TO AN INDEX BASKET DUE ON OR ABOUT __, 2010

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   We currently expect that the Notes will mature
                                 on a date no earlier than April __, 2010 and no later than July __, 2010, to be determined on or about April 25, 2006 (the "trade date")

No Interest Payments:            We will not pay you interest during the term of
                                 the Notes.

Index Basket:                    The Index Basket (the "Basket") will be
                                 composed of nine indices (the "Basket
                                 Indices"). The Basket Indices and their
                                 weightings in the Basket are as follows:

                                 BASKET INDICES                          WEIGHTS
                                 -----------------------------------------------
                                 TOPIX(R) Index ("TOPIX Index") .............30%
                                 FTSE/Xinhua China 25 Index(TM)
                                 ("China 25 Index") .........................15%
                                 Tokyo Stock Exchange REIT Index
                                 ("TSEREIT Index") ..........................10%
                                 MSCI Taiwan Index(SM)
                                 ("Taiwan Index") ...........................10%
                                 MSCI Thailand Index(SM)
                                 ("Thailand Index") .........................10%
                                 AMEX Hong Kong 30 Index
                                 ("HK Index") ...............................10%
                                 S&P/ASX 200(R) Index
                                 ("S&P/ASX 200 Index") .......................5%
                                 MSCI New Zealand Index(SM)
                                 ("New Zealand Index") .......................5%
                                 MSCI Philippines Index(SM)
                                 ("Philippines Index") .......................5%

Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of your Notes equal to the GREATER of:

                                    (i) $10

                                    OR

                                    (ii) $10 + ($10 x (Participation Rate 2
                                 Basket Return)). See "Specific Terms of the
                                 Notes--Payment at Maturity" beginning on page S-46.

Participation Rate:              100%

Basket Return:                   Basket Ending Level - Basket Starting Level
                                 -------------------------------------------
                                              Basket Starting Level
Basket Starting Level:           100

Basket Ending Level:             The Basket Ending Level will be calculated as
                                 follows: 100 x (1 + (30% of the TOPIX Index
                                 Return + 15% of the China 25 Index Return + 10% of the TSEREIT Index Return + 10% of the Taiwan
                                 Index Return + 10% of the Thailand Index Return
                                 + 10% of the HK Index Return + 5% of the
                                 S&P/ASX 200 Index Return + 5% of the New
                                 Zealand Index Return + 5% of the Philippines
                                 Index Return)). See "What are the steps to calculate payment at maturity" on page S-4 for information concerning the calculation of the return on each Basket Index.

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    __

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...........
Total ..............

UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.        [LOGO OMITTED]

Prospectus Supplement dated April __, 2006

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering full principal protection and 100% of any appreciation of the Index Basket (the "Basket"). The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of nine indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

         BASKET INDICES                                              WEIGHTS
         -----------------------------------------------------------------------
         TOPIX(R) Index ("TOPIX Index") ............................     30%
         FTSE/Xinhua China 25 Index(TM) ("China 25 Index") .........     15%
         Tokyo Stock Exchange REIT Index ("TSEREIT Index") .........     10%
         MSCI Taiwan Index(SM) ("Taiwan Index") ....................     10%
         MSCI Thailand Index(SM) ("Thailand Index") ................     10%
         AMEX Hong Kong 30 Index ("HK Index") ......................     10%
         S&P/ASX 200(R) Index ("S&P/ASX 200 Index") ................      5%
         MSCI New Zealand Index(SM) ("New Zealand Index") ..........      5%
         MSCI Philippines Index(SM) ("Philippines Index") ..........      5%

The relative weights of the Basket Indices will not change over the term of the Notes.

The TOPIX Index is a capitalization-weighted index calculated and published by the Tokyo Stock Exchange, Inc. (the "TSE"), consisting of all the companies listed on the First Section of the TSE. The TOPIX Index is reported by Bloomberg L.P. under the ticker symbol "TPX."

The China 25 Index is a real-time index calculated and published by FTSE Xinhua Index Limited, comprising 25 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange. The China 25 Index is reported by Bloomberg L.P. under the ticker symbol "XIN0I."

The TSEREIT Index is a capitalization-weighted index calculated and published by the TSE based on all real estate investment trusts listed on the TSE. The TSEREIT Index is reported by Bloomberg L.P. under the ticker symbol "TSEREIT."

The Taiwan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

The Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

The HK Index is a broad market index published and compiled by the American Stock Exchange, Inc. that measures the composite price performance of 30 stocks actively traded on the Stock Exchange of Hong Kong Ltd. The HK Index is reported by Bloomberg L.P. under the ticker symbol "HKX."

The S&P/ASX 200 Index is maintained by the S&P Australian Index Committee (the "ASX Committee"), a team of representatives from both Standard & Poor's and the Australian Stock Exchange. The S&P/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol "AS51."

The New Zealand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in New Zealand. The New Zealand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXNZ."

The Philippines Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the Philippines. The Philippines Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXPH."

For further information concerning the Basket Indices, see "The Indices" beginning on page S-15.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)$10

         OR

      (ii)$10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

The "Basket Return," which may be positive or negative, will be calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                     Basket Starting Level

The "Basket Starting Level" will equal 100 and the "Basket Ending Level" will be calculated as follows:

 100 x (1 + (30% of the TOPIX Index Return + 15% of the China 25 Index Return + 10% of the TSEREIT Index Return + 10% of the Taiwan Index Return + 10% of the
Thailand Index Return + 10% of the HK Index Return + 5% of the S&P/ASX 200 Index
   Return + 5% of the New Zealand Index Return + 5% of the Philippines Index Return)).

The return on each Basket Index over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index on the trade date relative to a date we currently expect to be no earlier than April __, 2010 and no later than July __, 2010, to be determined on the trade date (the "final valuation date").

We will not pay you interest during the term of the Notes.

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-46.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity for 100% participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date. You will receive 100% of any Basket gains at maturity.

> PRESERVATION OF CAPITAL--You will receive at least $10 per $10 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Basket.

> MINIMUM INVESTMENT--Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. You will be entitled to receive at least the full principal amount of your Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.

> MARKET RISK--Amounts payable on the Notes and their market value will depend on the performance of the Basket Indices and the extent to which the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the TOPIX Index (the "TOPIX Index Constituent Stocks"), the China 25 Index (the "China 25 Index Constituent Stocks"), the TSEREIT Index (the "TSEREIT Index Constituent Stocks"), the Taiwan Index (the "Taiwan Index Constituent Stocks"), the Thailand Index (the "Thailand Index Constituent Stocks"), the HK Index (the "HK Index Constituent Stocks"), the S&P/ASX 200 Index (the "S&P/ASX 200 Index Constituent Stocks"), the New Zealand Index (the "New Zealand Index Constituent Stocks") and the Philippines Index (the "Philippines Index Constituent Stocks" and together with the TOPIX Index Constituent Stocks, the China 25 Index Constituent Stocks, the TSEREIT Index Constituent Stocks, the Taiwan Index Constituent Stocks, the Thailand Index Constituent Stocks, the HK Index Constituent Stocks, the S&P/ASX Index Constituent Stocks and the New Zealand Index Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers full principal protection on the Notes when held to maturity.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

> You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be set on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek exposure to any of the Asian or Australasian equity markets.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to o% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual payment at maturity will be, or that the actual payment at maturity will even exceed the full principal amount.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-54.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE TOPIX INDEX RETURN, THE CHINA 25 INDEX RETURN, THE TSEREIT INDEX RETURN, THE TAIWAN INDEX RETURN, THE THAILAND INDEX RETURN, THE HK INDEX RETURN, THE S&P/ASX INDEX RETURN, THE NEW ZEALAND INDEX RETURN AND THE PHILIPPINES INDEX RETURN.

The "TOPIX Index Return" is calculated based on the closing level of the TOPIX Index on the trade date relative to the final valuation date and is calculated as follows:

   TOPIX Index Return = TOPIX Index Ending Level - TOPIX Index Starting Level
                        -----------------------------------------------------
                                  TOPIX Index Starting Level

where the TOPIX Index Starting Level is __ and the TOPIX Index Ending Level will be the closing level of the TOPIX Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

               China 25 Index Return = China 25 Index Ending Level -
                                       China 25 Index Starting Level
                                       -------------------------------
                                        China 25 Index Starting Level

where the China 25 Index Starting Level is __ and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

The "TSEREIT Index Return" is calculated based on the closing level of the TSEREIT Index on the trade date relative to the final valuation date and is calculated as follows:

               TSEREIT Index Return = TSEREIT Index Ending Level -
                                      TSEREIT Index Starting Level
                                      ----------------------------
                                      TSEREIT Index Starting Level

where the TSEREIT Index Starting Level is __ and the TSEREIT Index Ending Level will be the closing level of the TSEREIT Index on the final valuation date.

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

                Taiwan Index Return = Taiwan Index Ending Level -
                                      Taiwan Index Starting Level
                                      ---------------------------
                                      Taiwan Index Starting Level

where the Taiwan Index Starting Level is __ and the Taiwan Index Ending Level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

              Thailand Index Return = Thailand Index Ending Level -
                                      Thailand Index Starting Level
                                      -----------------------------
                                      Thailand Index Starting Level

where the Thailand Index Starting Level is __ and the Thailand Index Ending Level will be the closing level of the Thailand Index on the final valuation date.

The "HK Index Return" is calculated based on the closing level of the HK Index on the trade date relative to the final valuation date and is calculated as follows:

        HK Index Return = HK Index Ending Level - HK Index Starting Level
                          -----------------------------------------------
                                     HK Index Starting Level

where the HK Index Starting Level is __ and the HK Index Ending Level will be the closing level of the HK Index on the final valuation date.

The "S&P/ASX 200 Index Return" is calculated based on the closing level of the S&P/ASX 200 Index on the trade date relative to the final valuation date and is calculated as follows:

           S&P/ASX 200 Index Return = S&P/ASX 200 Index Ending Level -
                                      S&P/ASX 200 Index Starting Level
                                      --------------------------------
                                      S&P/ASX 200 Index Starting Level

where the S&P/ASX 200 Index Starting Level is __ and the S&P/ASX 200 Index Ending Level will be the closing level of the S&P/ASX 200 Index on the final valuation date.

The "New Zealand Index Return" is calculated based on the closing level of the New Zealand Index on the trade date relative to the final valuation date and is calculated as follows:

           New Zealand Index Return = New Zealand Index Ending Level -
                                      New Zealand Index Starting Level
                                      --------------------------------
                                      New Zealand Index Starting Level
where the New Zealand Index Starting Level is __ and the New Zealand Index Ending Level will be the closing level of the New Zealand Index on the final valuation date.

The "Philippines Index Return" is calculated based on the closing level of the Philippine Index on the trade date relative to the final valuation date and is calculated as follows:

           Philippines Index Return = Philippines Index Ending Level -
                                      Philippines Index Starting Level
                                      --------------------------------
                                      Philippines Index Starting Level

where the Philippines Index Starting Level is __ and the Philippines Index Ending Level will be the closing level of the Philippines Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

      100 x (1 + (30% of the TOPIX Index Return + 15% of the China 25 Index Return + 10% of the TSEREIT Index Return + 10% of the Taiwan Index Return +
    10% of the Thailand Index Return + 10% of the HK Index Return + 5% of the S&P/ASX 200 Index Return + 5% of the New Zealand Index Return + 5% of the
                           Philippines Index Return)).

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

            Basket Return = Basket Ending Level - Basket Starting Level
                            -------------------------------------------
                                      Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE THE PAYMENT AT MATURITY.

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)$10

         OR

      (ii)$10 + ($10 x (Participation Rate x Basket Return)).

The Participation Rate will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

  The examples below are based on the following assumptions:
--------------------------------------------------------------------------------
  Initial Investment:                      $10.00
  Basket Starting Level:                   100
  Principal Protection:                    100% at maturity
  Participation Rate:                      100%
  Term:                                    4 years - 4 years 3 months (the
                                           actual term will be determined on the
                                           trade date)
--------------------------------------------------------------------------------
  EXAMPLE 1 -- THE BASKET RETURN IS UP 40%
--------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Return is 40%, the investor would receive at maturity the principal amount of each Note plus a payment equal to 100% of the positive Basket Return, as set forth below:

   At maturity, you will receive a cash payment equal to the GREATER of:

   (i)  $10.00                                                            $10.00
        OR
   (ii) $10.00 + ($10.00 x (100% x Basket Return))
        $10.00 + ($10.00 x (100% x 40%))                                  $14.00

  INVESTOR RECEIVES $14.00 AT MATURITY FOR EACH NOTE (A 40% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   Principal amount =                                                     $10.00
        PLUS
   Principal amount x Basket Return
   $10.00 x 40% =                                                         $ 4.00
                                                                     -----------
                                                               TOTAL:     $14.00
                                                                     ===========

  INVESTOR WOULD RECEIVE $14.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET (A 40% TOTAL RETURN).

--------------------------------------------------------------------------------
  EXAMPLE 2 - THE BASKET RETURN IS DOWN 40%
--------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Return is -40%, the investor would receive at maturity only the principal amount of each Note.

   At maturity, you will receive a cash payment equal to the GREATER of:

   (i)  $10.00                                                            $10.00
        OR
   (ii) $10.00 + ($10.00 x (100% x Basket Return))
        $10.00 + ($10.00 x (100% x -40%))                                 $ 6.00

  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   Principal amount =                                                     $10.00
        PLUS
   Principal amount x Basket Return
   $10.00 x (-40%) =                                                     -$ 4.00
                                                                     -----------
                                                               TOTAL:     $ 6.00
                                                                     ===========

  INVESTOR WOULD RECEIVE $6.00 ON A $10.00 DIRECT INVESTMENT IN THE BASKET
  (A -40% TOTAL RETURN).
--------------------------------------------------------------------------------

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 30% of which is composed of the TOPIX Index, 15% of which is composed of the China 25 Index, 10% of which is composed of the TSEREIT Index, 10% of which is composed of the Taiwan Index, 10% of which is composed of the Thailand Index, 10% of which is composed of the HK Index, 5% of which is composed of the S&P/ASX 200 Index, 5% of which is composed of the New Zealand Index and 5% of which is composed of the Philippines Index.

  ASSUMPTIONS:
--------------------------------------------------------------------------------
  Principal Amount:                  $10.00
  Basket Starting Level              100
  Principal Protection:              100% at maturity
  Participation Rate:                100%
  Basket Performance:                100% to -100%
  Term:                              4 years - 4 years 3 months
                                     (the actual term will be determined on the trade date)




                  100% OF                                          PAYMENT AT
                POSITIVE                                            MATURITY
 BASKET          BASKET                          RETURN              ($10 +
 RETURN*         RETURN*                        ON NOTE*        RETURN ON NOTE)*
--------------------------------------------------------------------------------
    100%          100.0%                          $10.00           $20.00
     90%           90.0%                            $9.00          $19.00
     80%           80.0%                            $8.00          $18.00
     70%           70.0%                            $7.00          $17.00
     60%           60.0%                            $6.00          $16.00
     50%           50.0%                            $5.00          $15.00
     40%           40.0%                            $4.00          $14.00
     30%           30.0%                            $3.00          $13.00
     20%           20.0%                            $2.00          $12.00
     10%           10.0%                            $1.00          $11.00
--------------------------------------------------------------------------------
      0%           0.0%                            $0.00           $10.00
--------------------------------------------------------------------------------
    -20%            0.0%                            $0.00          $10.00
    -40%            0.0%                            $0.00          $10.00
    -60%            0.0%                            $0.00          $10.00
    -80%            0.0%                            $0.00          $10.00
   -100%            0.0%                            $0.00          $10.00

* Percentages have been rounded for ease of analysis


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors


The return on the Notes is linked to the performance of the TOPIX(R) Index (the "TOPIX Index"), the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), the Tokyo Stock Exchange REIT Index (the "TSEREIT Index"), the MSCI Taiwan Index(SM) (the "Taiwan Index"), the MSCI Thailand Index(SM) (the "Thailand Index"), the AMEX Hong Kong 30 Index (the "HK Index"), the S&P/ASX 200(R) Index (the "S&P/ASX 200 Index"), the MSCI New Zealand Index(SM) (the "New Zealand Index") and the MSCI Philippines Index(SM) (the "Philippines Index", and together with the TOPIX Index, the China 25 Index, the TSEREIT Index, the Taiwan Index, the Thailand Index, the HK Index, the S&P/ASX 200 Index and the New Zealand Index, the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

THE BASKET IS COMPOSED OF THE NINE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 30% of which is composed of the TOPIX Index, 15% of which is composed of the China 25 Index, 10% of which is composed of the TSEREIT Index, 10% of which is composed of the Taiwan Index, 10% of which is composed of the Thailand Index, 10% of which is composed of the HK Index, 5% of which is composed of the S&P/ASX 200 Index, 5% of which is composed of the New Zealand Index and 5% of which is composed of the Philippines Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 9% TOPIX Index Return and a 5% TSEREIT Index Return would be completely offset by a -15% China 25 Index Return, a -10% Taiwan Index Return, a -20% Thailand Index Return, a -5% HK Index Return, a -15% S&P/ASX 200 Index Return, a -5% New Zealand Index Return and a -15% Philippines Index Return, resulting in no appreciation of your principal.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Tokyo Stock Exchange, Inc. (the "TSE") with respect to the TOPIX Index and the TSEREIT Index, FTSE Xinhua Index Limited (the "China 25 Index Sponsor") with respect to the China 25 Index, Morgan Stanley Capital International Inc. ("MSCI") with respect to the Taiwan, Thailand, New Zealand and Philippines Indices, the American Stock Exchange, Inc. (the "HK Index Sponsor") with respect to the HK Index and the S&P Australian Index Committee (the "S&P/ASX 200 Index Sponsor") with respect to the S&P/ASX 200 Index (the TSE, the China 25 Index Sponsor, MSCI, the HK Index Sponsor and the S&P/ASX 200 Index Sponsor are all collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

>    the composition of each Basket Index and changes to its constituent stocks;

>    the market prices of the Basket Constituent Stocks;

RISK FACTORS
--------------------------------------------------------------------------------

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, or judicial events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-52, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to

RISK FACTORS
--------------------------------------------------------------------------------

changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-48 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-50. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of

RISK FACTORS
--------------------------------------------------------------------------------

our affiliates assumes any responsibility for the adequacy or accuracy of the information about the

Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-51. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR A PARTICULAR BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-48.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE TOPIX INDEX, THE CHINA 25 INDEX, THE TSEREIT INDEX, THE TAIWAN INDEX, THE THAILAND INDEX, THE HK INDEX, THE S&P/ASX 200 INDEX, THE NEW ZEALAND INDEX OR THE PHILIPPINES INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-46.

RISK FACTORS
--------------------------------------------------------------------------------

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------


The Indices

THE TOPIX(R) INDEX

We have derived all information regarding the TOPIX Index (the "TOPIX Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Tokyo Stock Exchange, Inc. (the "TSE"). We do not assume any responsibility for the accuracy or completeness of such information. TSE has no obligation to continue to publish the TOPIX Index, and may discontinue publication of the TOPIX Index.

The TOPIX Index was developed by the TSE. Publication of the TOPIX Index began on July 1, 1969, based on an initial index value of 100 at January 4, 1968, which was reset at 1000 on April 1, 1998. The TOPIX Index is computed and published every 15 seconds via the TSE's Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing and OTC registration of at least six months. The TOPIX Index measures changes in the aggregate market value of these stocks. The TSE domestic stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of January 31, 2006, stocks of 1,695 companies were assigned to the First Section of the TSE and stocks of 506 companies were assigned to the Second Section.

COMPUTATION OF THE TOPIX INDEX

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated by multiplying 1000 by the figure obtained by dividing the current market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance) (the "TOPIX Aggregate Market Value") by the base market value (I.E., the TOPIX Aggregate Current Market Value on the base date) (the "TOPIX Base Aggregate Market Value").

THE INDICES

The calculation of the TOPIX Index can be represented by the following formula:

                            TOPIX Aggregate Market Value x 1000
                   Index =  -----------------------------------
                            TOPIX Base Aggregate Market Value

In order to maintain continuity, the TOPIX Base Aggregate Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

  Old TOPIX Aggregate Market Value          New TOPIX Aggregate Market Value
 -------------------------------------- = ------------------------------------
 Old TOPIX Base Aggregate Market Value     New TOPIX Base Aggregate Market Value

Therefore,

   New TOPIX Base

Aggregate Market Value = Old TOPIX Base Aggregate Market Value x
                         New TOPIX Aggregate Market Value
                         ---------------------------------------
                          Old TOPIX Base Aggregate Market Value

The TOPIX Base Aggregate Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Aggregate Market Value or any stock underlying the TOPIX Index, the TOPIX Base Aggregate Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Aggregate Market Value, however, in the case of events such as stock splits and decreases in paid-in capital, which theoretically do not affect market capitalization because the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the TOPIX Index or any successor index. While the TSE currently employs the above methodology to calculate the TOPIX Index, no assurance can be given that the TSE will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. The TSE does not guarantee the accuracy or the completeness of the TOPIX Index or any data included in the TOPIX Index. The TSE assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the TOPIX Index. The TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX Index or the manner in which the TOPIX Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE TOPIX INDEX

Since its inception, the TOPIX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the TOPIX Index during any period shown below is not an indication that the value of the TOPIX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical TOPIX Index levels do not give an indication of future performance of the TOPIX Index. UBS cannot make any assurance that the future performance of the TOPIX Index or the TOPIX Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the TOPIX Index on April 21, 2006 was 1,756.40.

THE INDICES

The graph below illustrates the performance of the TOPIX Index from February 27, 1987 through April 21, 2006.

        [The table below represents a line chart in the printed report.]

           1987       1775.45
                      1871.19
                      2078.49
                      2134.73
                      2039.08
                      2015.11
                      2154.26
                      2136.61
                      1867.18
                      1847.04
                      1725.83
                      1916.75
                      2078.07
                       2147.9
                      2189.42
                      2128.58
                       2183.1
                      2224.58
                      2128.02
                      2151.36
                      2156.44
                      2285.75
                      2357.03
           1989       2464.83
                      2447.23
                      2469.15
                      2488.52
                      2537.14
                      2449.38
                       2628.9
                      2603.38
                      2702.22
                      2692.65
                      2829.54
                      2881.37
                      2737.57
                      2565.54
                      2227.48
                      2205.96
                      2435.74
                      2343.36
                      2252.56
                      1973.97
                      1570.95
                      1856.12
                      1652.01
                      1733.83
           1991       1710.93
                      1960.32
                      1970.73
                      1963.42
                      1964.77
                      1819.01
                      1859.12
                       1732.1
                       1832.2
                      1887.45
                       1731.3
                      1714.68
                      1630.94
                      1554.49
                      1418.52
                      1317.46
                      1376.32
                       1236.2
                      1219.25
                      1385.51
                       1310.6
                      1278.91
                      1323.35
                      1307.66
           1993       1298.88
                      1284.21
                      1431.87
                      1620.79
                       1636.6
                      1580.25
                      1659.91
                      1693.09
                      1626.25
                      1630.59
                      1374.06
                      1439.31
                      1629.22
                      1631.71
                      1563.21
                      1603.33
                       1682.5
                      1673.32
                      1637.41
                      1640.39
                      1576.89
                      1584.66
                      1520.41
                      1559.09
           1995       1463.84
                      1348.39
                      1307.89
                      1331.82
                      1254.11
                      1196.99
                       1336.1
                      1427.58
                      1438.16
                      1411.14
                      1482.21
                       1577.7
                      1613.11
                      1560.46
                      1636.88
                      1712.42
                      1680.57
                      1712.45
                      1584.43
                      1543.49
                      1627.55
                      1550.55
                       1562.8
                      1470.94
           1997       1372.48
                      1390.59
                      1373.26
                      1441.19
                      1486.89
                      1553.81
                      1544.04
                      1427.99
                      1388.32
                      1277.12
                      1252.22
                      1175.03
                      1267.51
                      1272.45
                       1251.7
                      1222.98
                      1221.49
                      1230.38
                      1262.04
                      1106.49
                      1043.57
                       1035.6
                       1143.5
                      1086.99
           1999       1125.26
                      1120.03
                      1267.22
                      1337.12
                      1297.19
                       1416.2
                      1478.93
                      1457.02
                      1506.83
                      1563.89
                      1641.53
                       1722.2
                      1707.96
                      1718.94
                      1705.94
                      1648.87
                      1522.84
                       1591.6
                      1453.15
                      1511.44
                      1470.78
                      1379.96
                      1362.66
                      1283.67
           2001       1300.23
                      1241.48
                      1277.27
                      1366.46
                      1310.81
                      1300.98
                      1190.31
                      1103.67
                      1023.42
                      1059.37
                      1050.22
                      1032.14
                       971.77
                       1013.8
                      1060.19
                      1082.06
                      1120.08
                      1024.89
                          965
                       941.64
                       921.05
                       862.24
                       892.71
                       843.29
           2003        821.18
                       818.73
                          788
                       796.56
                        837.7
                       903.44
                        939.4
                      1002.01
                       1018.8
                      1043.36
                       999.75
                      1043.69
                      1047.51
                      1082.47
                      1179.23
                      1186.31
                      1139.94
                       1189.6
                       1139.3
                      1129.55
                      1102.11
                      1085.43
                      1098.79
                      1149.63
           2005       1146.14
                      1177.41
                      1182.18
                      1129.93
                      1144.33
                       1177.2
                      1204.98
                      1271.29
                      1412.28
                      1444.73
                      1536.21
                      1649.76
                      1710.77
                      1660.42
                      1728.16
      4/21/2006        1756.4

Source: Bloomberg L.P.

THE TOKYO STOCK EXCHANGE REIT INDEX

All information in this prospectus supplement regarding the Tokyo Stock Exchange REIT Index (the "TSEREIT Index") including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, the TSE. The TSE owns the copyright and all other rights to the TSEREIT Index. The TSE has no obligation to continue to publish, and may discontinue publication of, the TSEREIT Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the TSEREIT Index is not an indication of future performance. Future performance of the TSEREIT Index may differ significantly from historical performance, either positively or negatively.

The TSE has calculated and published the TSEREIT Index from April 1, 2003, reflecting both further reinforcement of investment infrastructure for the J-REIT market, established in September 2001 on the TSE, and strong demands by users to introduce a benchmark for the market.

The TSEREIT Index is a capitalization-weighted index based on all real estate investment trusts ("REITs") listed on the TSE and is calculated with the same methodology used for the calculation of TOPIX Index. For further information concerning the calculation of the TOPIX Index, see "The Indices--Computation of the TOPIX Index" beginning on page S-15. The TSEREIT Index is composed only of REITs and no constituents of the TOPIX Index are used. The TSEREIT Index value, including the total return of the TSEREIT Index, is published on a closing basis through TSE's website.

According to publicly available information as of April 21, 2006, the TSEREIT Index Constituent Stocks consisted of the stocks of the companies below. The weight of each of the TSEREIT Index Constituent Stocks within the TSEREIT Index is also provided. All data is as of April 21, 2006.

THE INDICES
--------------------------------------------------------------------------------

      COMPONENT                                                      WEIGHTS
      ---------                                                      -------
      NIPPON BUILDING FUND INC ....................................   16.71%
      JAPAN REAL ESTATE INVESTMENT CORP ...........................   11.04%
      JAPAN RETAIL FUND INVESTMENT CORP ...........................    8.67%
      NOMURA REAL ESTATE OFFICE FUND INC ..........................    7.28%
      JAPAN PRIME REALTY INVESTMENT CORP ..........................    5.76%
      ORIX JREIT INC ..............................................    5.47%
      MORI TRUST SOGO REIT INC ....................................    5.01%
      TOKYU REIT INC ..............................................    4.99%
      NIPPON RESIDENTIAL INVESTMENT CORP ..........................    3.73%
      UNITED URBAN INVESTMENT CORP ................................    3.54%
      FRONTIER REAL ESTATE INVESTMENT CORP ........................    3.00%
      JAPAN LOGISTICS FUND INC ....................................    2.99%
      FUKUOKA REIT CORP ...........................................    2.56%
      GLOBAL ONE REAL ESTATE INVESTMENT CORP ......................    2.37%
      PREMIER INVESTMENT CO .......................................    2.27%
      JAPAN HOTEL AND RESORT INC ..................................    2.10%
      NEW CITY RESIDENCE INVESTMENT CORP ..........................    2.08%
      HANKYU REIT INC .............................................    1.76%
      KENEDIX REALTY INVESTMENT CORP ..............................    1.56%
      DA OFFICE INVESTMENT CORP ...................................    1.52%
      PROSPECT RESIDENTIAL INVESTMENT CORP ........................    1.03%
      EASSET INVESTMENT CORP ......................................    0.97%
      CRESCENDO INVESTMENT CORP ...................................    0.93%
      JOINT REIT INVESTMENT CORP ..................................    0.92%
      ADVANCE RESIDENCE INVESTMENT CORP ...........................    0.77%
      JAPAN SINGLE-RESIDENCE REIT INC .............................    0.53%
      FC RESIDENTIAL INVESTMENT CORP ..............................    0.45%

HISTORICAL CLOSING LEVELS OF THE TSEREIT INDEX

Since its inception, the TSEREIT Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the TSEREIT Index during any period shown below is not an indication that the value of the TSEREIT Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the TSEREIT Index do not give any indication of the future performance of the TSEREIT Index. UBS cannot make any assurance that the future performance of the TSEREIT Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the TSEREIT Index as of April 21, 2006 was 1,695.27.

The following graph sets forth the historical performance of the TSEREIT Index from March 31, 2003 through April 21, 2006.

THE INDICES
--------------------------------------------------------------------------------

  [The table below represents a line chart in the printed report.]

        2003          1000
                      1079.29
                      1110.39
                      1100.27
                      1112.69
                      1087.92
                      1108.99
                      1122.98
                      1141.52
                      1166.42
           2004       1204.38
                      1212.88
                       1381.7
                      1326.98
                      1315.98
                      1320.35
                      1340.47
                      1398.29
                      1465.84
                      1491.09
                      1478.19
                      1479.54
           2005       1480.32
                      1475.28
                      1507.93
                      1518.18
                      1565.75
                       1635.9
                      1631.36
                      1575.91
                      1603.97
                      1535.53
                       1581.3
                      1601.68
                      1661.34
                      1693.18
                      1713.85
      4/21/2006       1695.27

Source: Bloomberg L.P.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX Index and the TSEREIT Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX Index and the TSEREIT Index may be limited by price limitations, special quotes or by suspension of trading on TOPIX Index Constituent Stocks or TSEREIT Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

LICENSE AGREEMENT

The TSE and UBS have entered into a non-exclusive license agreement providing for the license to UBS, in exchange for a fee, of the right to use the TOPIX Index and the TSEREIT Index, in connection with securities, including the Notes. The TOPIX Index and the TSEREIT Index is owned and published by the TSE.

THE INDICES
--------------------------------------------------------------------------------

The license agreement between the TSE and UBS provides that the following language must be set forth in this prospectus supplement:

(i) The TOPIX Index and the Tokyo Stock Exchange REIT Index Values and the TOPIX and Tokyo Stock Exchange REIT Index Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index and the Tokyo Stock Exchange REIT Index such as calculation, publication and use of the TOPIX Index and the Tokyo Stock Exchange REIT Index Values and relating to the TOPIX and the Tokyo Stock Exchange REIT Index Trademarks.

(ii) The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index and the Tokyo Stock Exchange REIT Index Values or to change the TOPIX and the Tokyo Stock Exchange REIT Index Trademarks or cease the use thereof.

(iii) The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index and the Tokyo Stock Exchange REIT Index Values and the TOPIX and the Tokyo Stock Exchange REIT Index Trademarks or as to the figure at which the TOPIX Index and the Tokyo Stock Exchange REIT Index Values stands on any particular day.

(iv) The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index and the Tokyo Stock Exchange REIT Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index and the Tokyo Stock Exchange REIT Index Values.

(v) No Note is in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi) The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the Notes or an advice on investments to any purchaser of the Notes or to the public.

(vii) The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the Notes, for calculation of the TOPIX Index and the Tokyo Stock Exchange REIT Index Values.

(viii) Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the Notes.

"TOPIX(R)", "TOPIX(R) Index" and "Tokyo Stock Exchange REIT Index" are trademarks of the Tokyo Stock Exchange, Inc. and have been licensed for use by UBS. The Notes have not been passed on by the TSE as to their legality or suitability. The Notes are not issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

THE FTSE/XINHUA CHINA 25 Index(TM)

All information in this prospectus supplement regarding the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the "China 25 Index Sponsor"). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

THE INDICES
--------------------------------------------------------------------------------

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a "China 25 Index Constituent Stock") listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as "H Shares" or "Red Chip Shares." H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares. Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

                                   [GRAPHIC OMITTED]

where P is the latest trade price of the component security N, E is the exchange rate required to convert the security's home currency into the index's base currency, S is the number of shares of the security in issue, F is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, C is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and D is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than             Ineligible for inclusion in the China 25 Index,
or equal to 15%                  unless free float is also greater than 5% and
                                 the full capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but
less than or equal to 20%                                20%

Free float greater than 20% but
less than or equal to 30%                                30%

Free float greater than 30% but
less than or equal to 40%                                40%

Free float greater than 40% but
less than or equal to 50%                                50%

Free float greater than 50% but
less than or equal to 75%                                75%

Free float greater than 75%                             100%

THE INDICES
--------------------------------------------------------------------------------

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

PRICE. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a security from the China 25 Index if it considers that an "accurate and reliable" price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

LIQUIDITY. Securities in the China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

NEW ISSUES. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

According to publicly available information as of April 21, 2006, the China 25 Index Constituent Stocks consisted of stocks of the companies below. The weight of each of the China 25 Index Constituent Stocks within the China 25 Index is also provided. All data is as of April 21, 2006.

THE INDICES

NAME                                                            % WEIGHT
-----------                                                -------------------
HSBC Holdings PLC .............................................   30.00%
China Mobile Hong Kong Ltd ....................................   18.08%
Hutchison Whampoa Ltd .........................................    6.34%
CNOOC Ltd .....................................................    5.43%
Sun Hung Kai Properties Ltd ...................................    4.30%
Cheung Kong Holdings Ltd ......................................    4.03%
Hang Seng Bank Ltd ............................................    3.79%
BOC Hong Kong Holdings Ltd ....................................    3.39%
MTR Corp ......................................................    2.24%
CLP Holdings Ltd ..............................................    2.15%
Hong Kong & China Gas .........................................    2.02%
Henderson Land Development Co Ltd .............................    1.62%
HongKong Electric Holdings ....................................    1.59%
Wharf Holdings Ltd ............................................    1.55%
Esprit Holdings Ltd ...........................................    1.48%
Swire Pacific Ltd .............................................    1.47%
Citic Pacific Ltd .............................................    1.23%
Hang Lung Properties Ltd ......................................    1.20%
Cheung Kong Infrastructure Holdings Ltd .......................    1.13%
New World Development Ltd .....................................    1.03%
Bank of East Asia Ltd .........................................    0.96%
Cathay Pacific Airways Ltd ....................................    0.92%
China Resources Enterprise ....................................    0.76%
Henderson Investment Ltd ......................................    0.76%
Wheelock & Co Ltd .............................................    0.60%
Hang Lung Group Ltd ...........................................    0.51%
Hysan Development Co Ltd ......................................    0.46%
Great Eagle Hldg Co ...........................................    0.35%
Shanghai Industrial Holdings Ltd ..............................    0.35%
Hongkong & Shanghai Hotels/The ................................    0.26%

THE STOCK EXCHANGE OF HONG KONG LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

THE INDICES
--------------------------------------------------------------------------------

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE CHINA 25 INDEX

All historical data presented in the following graph on the China 25 Index are not necessarily indicative of the future performance of the China 25 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the China 25 Index during any period set forth below is not any indication that the China 25 Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the China 25 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the China 25 Index as of April 21, 2006 was 12,111.882.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the China 25 Index from March 30, 2001 through April 21, 2006.

  [The table below represents a line chart in the printed report.]

           2001       4877.51
                      5470.38
                      5962.93
                      5916.72
                      5273.92
                       4507.2
                      4205.25
                      4487.68
                      4634.62
                      4596.84
                      4556.58
                      4660.83
                      4822.18
                      4922.55
                      5027.92
                      4934.55
                       4723.4
                      4602.79
                      4329.55
                      4284.63
                      4408.58
                      4317.23
           2003       4601.71
                      4554.19
                      4437.62
                      4403.46
                      4860.58
                      5169.87
                      5672.64
                      6124.15
                      6089.77
                       7177.3
                      7282.98
                      8324.97
                      8260.51
                      8795.51
                      8207.84
                      7029.97
                       7450.7
                       7414.4
                      7442.02
                      7481.39
                      7916.39
                      7727.28
                      8409.06
                      8294.66
           2005       8155.44
                      8767.79
                      8254.83
                      8226.15
                      8105.44
                      8496.46
                      9117.31
                       9072.7
                      9404.92
                      8391.56
                      8927.68
                      9203.65
                      10490.1
                      10914.4
                      11069.7
      4/21/2006       12111.9

Source: Bloomberg L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

"FTSETM" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "[CHINESE CHARACHTERS OMITTED]" is a trade mark of FTSE International Limited. "Xinhua" and "[CHINESE CHARACHTERS OMITTED]" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE INDICES
--------------------------------------------------------------------------------

THE TAIWAN, THAILAND, NEW ZEALAND AND PHILIPPINES INDICES (THE "MSCI INDICES")

THE TAIWAN INDEX

The MSCI Taiwan Index(SM) (the "Taiwan Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

As of April 21, 2006, the components of the Taiwan Index and their weights were as follows.

      COMPONENT                                                     WEIGHTS
      ---------                                                     -------
      TSMC ........................................................  15.92%
      HON HAI PRECISION INDUSTRY CO LTD ...........................   8.48%
      UNITED MICROELECTRONICS CORP ................................   4.33%
      CATHAY FINANCIAL HOLDING CO LTD .............................   3.71%
      AU OPTRONICS CORP ...........................................   3.12%
      MEDIATEK INC ................................................   3.12%
      CHINA STEEL CORP ............................................   2.92%
      CHUNGHWA TELECOM CO LTD .....................................   2.71%
      NAN YA PLASTICS CORP ........................................   2.70%
      FORMOSA PLASTICS CORP .......................................   2.47%
      HIGH TECH COMPUTER CORP .....................................   2.47%
      ASUSTEK COMPUTER INC ........................................   2.40%
      MEGA FINANCIAL HOLDING CO LTD ...............................   2.35%
      CHI MEI OPTOELECTRONICS CORP ................................   1.79%
      CHINATRUST FINANCIAL HOLDING CO .............................   1.59%
      ACER INC ....................................................   1.53%
      FORMOSA CHEMICALS & FIBRE CORP ..............................   1.46%
      CHINA DEVELOPMENT FINANCIAL HOLDING CORP ....................   1.39%
      DELTA ELECTRONICS INC .......................................   1.36%
      ADVANCED SEMICONDUCTOR ENGINEERING INC ......................   1.33%
      COMPAL ELECTRONICS INC ......................................   1.30%
      FUBON FINANCIAL HOLDING CO LTD ..............................   1.25%
      FIRST FINANCIAL HOLDING CO LTD ..............................   1.22%
      QUANTA COMPUTER INC .........................................   1.19%
      LITE-ON TECHNOLOGY CORP .....................................   1.19%
      SINOPAC FINANCIAL HOLDINGS CO LTD ...........................   1.06%
      SILICONWARE PRECISION INDUSTRIES CO .........................   0.96%
      FOXCONN TECHNOLOGY CO LTD ...................................   0.93%
      HUA NAN FINANCIAL HOLDINGS CO LTD ...........................   0.91%
      TAISHIN FINANCIAL HOLDINGS CO LTD ...........................   0.86%
      CHANG HWA COMMERCIAL BANK ...................................   0.84%
      TAIWAN MOBILE CO LTD ........................................   0.82%
      SHIN KONG FINANCIAL HOLDING CO LTD ..........................   0.79%
      BENQ CORP ...................................................   0.66%
      FAR EASTERN TEXTILE CO LTD ..................................   0.65%
      UNI-PRESIDENT ENTERPRISES CORP ..............................   0.64%
      CHUNGHWA PICTURE TUBES LTD ..................................   0.63%
      E.SUN FINANCIAL HOLDING CO LTD ..............................   0.62%
      YUANTA CORE PACIFIC SECURITIES CO ...........................   0.62%
      LARGAN PRECISION CO LTD .....................................   0.59%
      QUANTA DISPLAY INC ..........................................   0.49%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

      COMPONENT                                                 WEIGHTS
      ---------                                                 -------
      POU CHEN CORP ............................................  0.48%
      PRESIDENT CHAIN STORE CORP ...............................  0.43%
      WINTEK CORP ..............................................  0.43%
      WINBOND ELECTRONICS CORP .................................  0.42%
      TAIWAN CEMENT CORP .......................................  0.40%
      TAIWAN FERTILIZER CO LTD .................................  0.39%
      MITAC INTERNATIONAL ......................................  0.37%
      WALSIN LIHWA CORP ........................................  0.37%
      HANNSTAR DISPLAY CORP ....................................  0.37%
      YAGEO CORP ...............................................  0.36%
      VIA TECHNOLOGIES INC .....................................  0.35%
      TATUNG CO LTD ............................................  0.34%
      YA HSIN INDUSTRIAL CO LTD ................................  0.33%
      ASIA CEMENT CORP .........................................  0.32%
      CMC MAGNETICS CORP .......................................  0.31%
      INVENTEC CO LTD ..........................................  0.31%
      REALTEK SEMICONDUCTOR CORP ...............................  0.30%
      ADVANTECH CO LTD .........................................  0.29%
      FU SHENG INDUSTRIAL CO LTD ...............................  0.29%
      SYNNEX TECHNOLOGY INTERNATIONAL CORP .....................  0.28%
      YULON MOTOR CO LTD .......................................  0.28%
      FUHWA FINANCIAL HOLDINGS CO LTD ..........................  0.28%
      YANG MING MARINE TRANSPORT ...............................  0.27%
      ASIA OPTICAL CO INC ......................................  0.27%
      RITEK CORP ...............................................  0.26%
      ETERNAL CHEMICAL CO LTD ..................................  0.25%
      EVERGREEN MARINE CORP TAWAIN LTD .........................  0.24%
      ZYXEL COMMUNICATIONS CORP ................................  0.24%
      MACRONIX INTERNATIONAL ...................................  0.23%
      PREMIER IMAGE TECHNOLOGY CORP ............................  0.23%
      D-LINK CORP ..............................................  0.22%
      CHINA MOTOR CORP .........................................  0.21%
      POLARIS SECURITIES CO LTD ................................  0.21%
      TECO ELECTRIC AND MACHINERY CO LTD .......................  0.20%
      WATERLAND FINANCIAL HOLDINGS .............................  0.20%
      CATHAY REAL ESTATE DEVELOPMENT CO LTD ....................  0.20%
      YUEN FOONG YU PAPER MANUFACTURING CO LTD .................  0.19%
      TAIWAN GLASS INDUSTRIAL CORP .............................  0.19%
      YIEH PHUI ENTERPRISE .....................................  0.19%
      WAN HAI LINES LTD ........................................  0.19%
      EVA AIRWAYS CORP .........................................  0.18%
      CHINA AIRLINES ...........................................  0.18%
      U-MING MARINE TRANSPORT CORP .............................  0.18%
      COMPEQ MANUFACTURING CO ..................................  0.17%
      OPTIMAX TECHNOLOGY CORP ..................................  0.17%
      CHENG SHIN RUBBER INDUSTRY CO LTD ........................  0.16%
      GIGABYTE TECHNOLOGY CO LTD ...............................  0.16%
      KINPO ELECTRONICS ........................................  0.16%
      TAIWAN SECOM CO LTD ......................................  0.15%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

    NIEN MADE ENTERPRISES ....................................   0.14%
    PHOENIXTEC POWER CO LTD ..................................   0.14%
    GIANT MANUFACTURING CO LTD ...............................   0.14%
    ACCTON TECHNOLOGY CORP ...................................   0.13%
    FORMOSA TAFFETA CO LTD ...................................   0.13%
    MICRO-STAR INTERNATIONAL CO LTD ..........................   0.13%
    ORIENTAL UNION CHEMICAL CORP .............................   0.12%
    ELITEGROUP COMPUTER SYSTEMS ..............................   0.11%
    SHIHLIN ELECTRIC & ENGINEERING CORP ......................   0.11%
    NIEN HSING TEXTILE CO LTD ................................   0.09%
    TAIWAN STYRENE MONOMER ...................................   0.09%
    SYSTEX CORP ..............................................   0.08%

HISTORICAL CLOSING LEVELS OF THE TAIWAN INDEX

All historical data presented in the following graph on the Taiwan Index are not necessarily indicative of the future performance of the Taiwan Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Taiwan Index during any period set forth below is not any indication that the Taiwan Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Taiwan Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Taiwan Index on April 21, 2006 was 299.90.

The following graph sets forth the historical performance of the Taiwan Index from December 31, 1987 through April 21, 2006.

 [The table below represents a line chart in the printed report.]

           1987           100
                       120.37
                       146.79
                       140.06
                       171.29
                       185.88
                       198.56
                       257.25
                       319.71
                       350.79
                       266.37
                       286.07
                       217.25
           1989        257.58
                       292.59
                       307.43
                       341.81
                       424.54
                       410.81
                       400.64
                        415.6
                       435.17
                       427.72
                       377.73
                       398.73
                        521.5
                        489.8
                       427.93
                       378.12
                       295.04
                       217.97
                       228.11
                       151.31
                       114.67
                       138.71
                       173.43
                       177.66
           1991        158.15
                       199.19
                       206.78
                        242.5
                       231.08
                       241.87
                       210.86
                       188.59
                       205.88
                       190.04
                       192.43
                       198.63
                       237.01
                       219.45
                        207.7
                       197.25
                        198.5
                        199.1
                       180.51
                       169.65
                       159.07
                       161.65
                        163.9
                        149.7
           1993        145.68
                       192.25
                       207.85
                       197.59
                       182.69
                       169.57
                       165.95
                       162.51
                       159.86
                       171.05
                       186.39
                       272.94
                       273.42
                       239.52
                       234.11
                        255.9
                        257.3
                       262.32
                       300.52
                       313.54
                       323.54
                       298.18
                       289.82
                       326.71
           1995        286.64
                        295.5
                       297.74
                       271.85
                       264.35
                       250.59
                       237.13
                       214.21
                      224.992
                      216.003
                      211.144
                      227.918
                      211.559
                      215.497
                      227.293
                      284.089
                      274.188
                      310.573
                      285.526
                      297.428
                      304.501
                      294.877
                      311.491
                      316.556
           1997       330.094
                      350.172
                      346.654
                      368.712
                      353.444
                      400.737
                      433.838
                       415.96
                        366.9
                      286.667
                      289.637
                       294.75
                      278.355
                      337.515
                      319.493
                      289.383
                      261.598
                      244.801
                      240.483
                       199.56
                      216.268
                      244.053
                      259.503
                      231.536
           1999       224.694
                      235.481
                      258.313
                      280.854
                      269.102
                      328.341
                      287.744
                      323.081
                      301.786
                      312.119
                      315.307
                      350.812
                      408.171
                      390.743
                       405.92
                      359.496
                      366.923
                      339.505
                      330.697
                      309.582
                      259.806
                      226.119
                      208.688
                      191.734
           2001       247.776
                      229.816
                      226.277
                      210.301
                      195.651
                      188.702
                      167.975
                      173.969
                      136.198
                      150.612
                      171.255
                      208.551
                      218.291
                      207.924
                      226.569
                      221.544
                      212.719
                      194.232
                      181.279
                      172.188
                       146.11
                      162.183
                      165.601
                      155.625
           2003       174.522
                        153.5
                       151.24
                      147.044
                       162.37
                      173.953
                      193.871
                      210.237
                      211.452
                       225.96
                      212.738
                      217.895
                      236.978
                      246.334
                      240.024
                       223.91
                      217.768
                       210.69
                      192.116
                      204.713
                      204.888
                      204.337
                      217.386
                      232.137
           2005       225.057
                      238.412
                      224.277
                      221.267
                      230.247
                      235.521
                      235.569
                      219.265
                      220.597
                      205.329
                       223.73
                      239.761
                      247.111
                      245.742
                      246.044
      4/21/2006        299.90

Source: Bloomberg L.P.

THE INDICES
--------------------------------------------------------------------------------

THE THAILAND INDEX

The MSCI Thailand Index(SM) (the "Thailand Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

As of April 21, 2006, the components of the Thailand Index and their weights were as follows.

     COMPONENT                                                          WEIGHTS
     ---------                                                          -------
     PTT PCL .........................................................   17.56%
     PTT EXPLORATION & PRODUCTION PCL ................................   13.36%
     BANGKOK BANK PCL ................................................    9.05%
     KASIKORNBANK PCL ................................................    6.31%
     ADVANCED INFO SERVICE PCL .......................................    6.23%
     SIAM CEMENT PCL .................................................    6.14%
     SIAM COMMERCIAL BANK PCL ........................................    4.09%
     BANGKOK BANK PCL ................................................    3.14%
     KRUNG THAI BANK PCL .............................................    2.68%
     SIAM CEMENT PCL .................................................    2.51%
     KASIKORNBANK PCL ................................................    2.36%
     THAI AIRWAYS INTERNATIONAL PCL ..................................    1.87%
     PTT CHEMICAL PCL ................................................    1.83%
     AIRPORTS OF THAILAND PCL ........................................    1.74%
     BANPU PCL .......................................................    1.60%
     LAND AND HOUSES PCL .............................................    1.45%
     SIAM CITY CEMENT PCL ............................................    1.42%
     HANA MICROELECTRONICS PCL .......................................    1.32%
     CHAROEN POKPHAND FOODS PCL ......................................    1.31%
     TRUE CORP PCL ...................................................    1.19%
     BEC WORLD PCL ...................................................    1.07%
     LAND AND HOUSES PCL .............................................    1.00%
     RATCHABURI ELECTRICITY GENERATING HOLDIN ........................    0.92%
     CP SEVEN ELEVEN PCL .............................................    0.88%
     ELECTRICITY GENERATING PCL ......................................    0.88%
     THANACHART CAPITAL PCL ..........................................    0.83%
     THAI UNION FROZEN PRODUCTS PCL ..................................    0.74%
     ITALIAN-THAI DEVELOPMENT PCL ....................................    0.73%
     SIAM MAKRO PCL ..................................................    0.64%
     BANGKOK EXPRESSWAY PCL ..........................................    0.62%
     KIATNAKIN BANK PCL ..............................................    0.61%
     DELTA ELECTRONICS THAI PCL ......................................    0.60%
     TISCO BANK PCL ..................................................    0.59%
     SAHAVIRIYA STEEL INDUSTRIES PCL .................................    0.55%
     AROMATICS THAILAND PCL ..........................................    0.53%
     PRECIOUS SHIPPING PCL ...........................................    0.48%
     KIM ENG SECURITIES THAILAND PCL .................................    0.41%
     SINO THAI ENGINEERING & CONSTRUCTION PCL ........................    0.38%
     GMM GRAMMY PCL ..................................................    0.19%
     ITV PCL .........................................................    0.19%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE THAILAND INDEX

All historical data presented in the following graph on the Thailand Index are not necessarily indicative of the future performance of the Thailand Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Thailand Index during any period set forth below is not any indication that the Thailand Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Thailand Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Thailand Index on April 21, 2006 was 311.33.

The following graph sets forth the historical performance of the Thailand Index from December 31, 1987 through April 21, 2006.

 [The table below represents a line chart in the printed report.]


           1987           100
                        115.3
                          136
                       140.38
                       153.69
                       156.18
                       168.16
                       172.06
                       164.31
                       167.12
                       158.12
                       146.55
                        142.7
           1989        158.84
                       157.31
                       156.02
                       177.07
                       194.31
                       208.42
                       209.72
                       231.13
                       232.39
                       238.92
                       271.96
                       298.98
                       291.01
                       273.35
                       284.85
                       285.36
                        328.2
                       345.14
                       365.96
                        287.2
                       213.23
                       211.08
                       182.18
                       206.61
           1991        226.55
                       264.68
                       292.45
                       290.09
                       262.08
                       248.74
                       240.83
                       235.83
                       222.49
                       213.86
                       225.92
                       243.82
                       265.79
                          268
                       284.68
                       263.52
                       244.59
                       262.89
                       259.13
                       262.58
                       296.12
                       330.88
                       314.98
                       321.02
           1993        359.16
                        353.3
                       324.08
                       331.73
                       321.33
                       336.33
                       346.97
                       355.11
                       363.38
                       472.61
                       492.99
                       639.22
                       574.47
                       518.08
                       471.71
                       486.62
                       530.86
                       510.28
                       564.68
                       623.54
                       595.89
                       620.98
                       554.96
                        558.2
           1995           491
                       521.27
                       488.67
                       489.94
                       571.88
                       567.01
                       558.57
                       534.03
                       531.22
                       524.04
                       492.46
                       528.37
                       580.24
                       544.07
                       532.89
                       543.09
                       553.41
                       523.61
                       445.76
                       452.21
                       453.02
                       366.75
                       376.04
                        333.7
           1997        317.68
                       290.42
                        286.7
                       273.42
                       229.81
                       217.98
                        294.1
                       208.19
                       247.11
                       184.17
                       162.28
                       160.88
                       236.59
                       232.08
                       187.82
                       166.87
                       126.48
                        95.82
                        96.99
                        73.94
                        95.13
                       122.56
                       139.84
                       135.05
           1999        140.61
                       128.51
                       137.05
                       193.89
                       185.62
                       216.73
                       190.85
                       190.62
                       163.39
                       175.52
                        185.4
                       204.95
                       198.58
                       155.82
                       170.25
                        160.6
                       130.62
                       136.01
                       111.34
                       125.37
                       103.94
                       104.81
                       108.69
                       102.46
           2001        131.36
                       128.07
                       110.64
                       113.83
                       114.22
                       116.54
                       105.52
                       121.72
                       100.51
                        96.92
                       108.92
                        107.5
                       127.32
                       136.45
                       134.92
                       132.49
                       146.29
                        135.6
                       129.62
                       125.31
                       116.76
                       127.15
                        132.5
                       130.23
           2003        138.54
                       134.41
                        138.1
                       140.16
                       153.27
                       170.68
                       174.89
                       188.74
                       199.64
                       211.53
                        215.8
                       280.47
                       254.21
                       258.59
                       240.79
                       241.27
                       242.01
                       245.32
                       242.01
                       240.24
                       247.41
                       243.38
                       257.06
                       263.88
           2005        273.09
                       292.83
                          266
                       257.57
                       261.75
                       265.49
                       271.79
                       281.27
                       290.33
                       268.29
                       268.77
                       291.98
                       313.19
                       304.57
                       293.46
      4/21/2006        311.33

Source: Bloomberg L.P.

THE NEW ZEALAND INDEX

The MSCI New Zealand Index(SM) (the "New Zealand Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in New Zealand. The New Zealand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXNZ."

As of April 21, 2006, the components of the New Zealand Index and their weights were as follows.

    COMPONENT                                                       WEIGHTS
    ---------                                                       -------
    TELECOM CORP OF NEW ZEALAND LTD ...............................  36.04%
    FLETCHER BUILDING LTD .........................................  14.45%
    SKY CITY ENTERTAINMENT GROUP LTD ..............................   7.76%
    CONTACT ENERGY LTD ............................................   7.68%
    AUCKLAND INTERNATIONAL AIRPORT LTD ............................   6.67%
    FISHER & PAYKEL HEALTHCARE CORP ...............................   6.61%
    SKY NETWORK TELEVISION LTD ....................................   4.14%
    FISHER & PAYKEL APPLIANCES HOLDINGS LTD .......................   3.89%
    KIWI INCOME PROPERTY TRUST ....................................   3.10%

THE INDICES
--------------------------------------------------------------------------------

The New Zealand Index (continued)

     COMPONENT                                                        WEIGHTS
     ---------                                                        -------
     WASTE MANAGEMENT NZ LTD .......................................    2.94%
     TOWER LTD .....................................................    2.62%
     VECTOR LTD ....................................................    2.34%
     WAREHOUSE GROUP LTD ...........................................    1.77%

 HISTORICAL CLOSING LEVELS OF THE NEW ZEALAND INDEX

All historical data presented in the following graph on the New Zealand Index are not necessarily indicative of the future performance of the New Zealand Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the New Zealand Index during any period set forth below is not any indication that the New Zealand Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the New Zealand Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the New Zealand Index on April 21, 2006 was 135.00.

The following graph sets forth the historical performance of the New Zealand Index from February 27, 1987 through April 21, 2006.

 [The table below represents a line chart in the printed report.]

1987          164.16
              165.61
              156.15
              147.94
              151.46
              174.13
              193.28
              194.22
              131.71
              108.57
              100
              95.52
              79.91
              98.91
              97.97
              96.91
              96.1
              98.56
              98.78
              93.95
              95.41
              87.32
              86.61
1989          94.27
              90.87
              90.32
              92.77
              89.42
              93.16
              95.15
              119.83
              113.44
              104.68
              102.78
              98.27
              92.99
              87.18
              84.75
              83.37
              91.49
              89
              93.34
              84.66
              75.12
              66.91
              63.7
              59.37
1991          62.23
              67.01
              63.81
              69.07
              72.06
              68.9
              70.22
              65.32
              66.82
              73.13
              72.91
              72.75
              71.44
              72.76
              68.18
              70.53
              75.91
              72.94
              72.97
              68.62
              66.24
              62.33
              72.94
              72.49
1993          70.75
              74.73
              76.19
              78.84
              79.92
              82.04
              89.63
              98.28
              96.15
              108.06
              99.53
              108.32
              118.61
              109.83
              101.1
              104.9
              107.42
              100.75
              103.33
              111.39
              109.44
              113.58
              106.67
              100.14
1995          103.2
              105.85
              105.8
              114.13
              112.72
              109.61
              113.3
              112.5
              112.93
              116.6
              114.05
              115.02
              112.56
              113.74
              113.47
              111.91
              106.5
              109.82
              113.93
              116.45
              114.13
              119.93
              120.51
              120.81
1997          123.74
              115.53
              113.37
              114.41
              122.04
              130.92
              133.77
              127.22
              132.63
              124.01
              121.1
              122.39
              119.4
              121.71
              123.54
              122.61
              118.45
              106.16
              116.4
              95.75
              88.9
              94.92
              100.65
              100.59
1999          108.19
              110.98
              106.34
              117.14
              101.98
              105.93
              109.81
              108.06
              100.12
              103.71
              105.59
              111.77
              103.15
              100.31
              101.54
              102.46
              98.78
              101.16
              101.85
              99.9
              94.31
              88.92
              90.97
              83.91
2001          91.93
              89.25
              94.51
              101.85
              92.68
              95.73
              96.82
              94.21
              83.8
              88.46
              96.33
              94.18
              98.39
              94.89
              93.66
              92.27
              96.66
              93.23
              88.93
              93.85
              92.17
              94.84
              90.98
              89.99
2003          90.14
              87.5
              88.76
              92.49
              97.26
              101.39
              98.72
              100.6
              102.83
              101.43
              104.26
              107.62
              109.1
              108.16
              112.76
              113.42
              110.94
              115.57
              120.64
              116.32
              119.93
              117.36
              123.52
              126.97
2005          126.59
              131.84
              123.53
              121.85
              121.33
              129.05
              134.32
              131.71
              134.18
              128.39
              127.17
              130.01
              126.65
              125.93
              135.69
4/21/06       135


Source: Bloomberg L.P.

THE PHILIPPINES INDEX

The MSCI Philippines Index(SM) (the "Philippines Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in the Philippines. The Philippines Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXPH."

THE INDICES
--------------------------------------------------------------------------------

As of April 21, 2006, the components of the Philippines Index and their weights were as follows.

      COMPONENT                                                 WEIGHTS
      ---------                                                 -------
      PHILIPPINE LONG DISTANCE TELEPHONE CO .................... 19.47%
      BANK OF THE PHILIPPINE ISLANDS ........................... 12.46%
      AYALA LAND INC ........................................... 11.45%
      AYALA CORP ...............................................  8.59%
      SM INVESTMENTS CORP ......................................  6.96%
      SAN MIGUEL CORP ..........................................  6.80%
      SM PRIME HOLDINGS INC ....................................  6.19%
      GLOBE TELECOM INC ........................................  5.23%
      EQUITABLE PCI BANK .......................................  4.69%
      METROPOLITAN BANK & TRUST ................................  4.31%
      JOLLIBEE FOODS CORP ......................................  2.90%
      FIRST PHILIPPINE HOLDINGS CORP ...........................  2.31%
      BANCO DE ORO UNIVERSAL BANK ..............................  2.23%
      PETRON CORP ..............................................  1.84%
      MANILA ELECTRIC CO .......................................  1.41%
      FILINVEST LAND INC .......................................  1.24%
      MEGAWORLD CORP ...........................................  1.13%
      ABS-CBN BROADCASTING CORP ................................  0.79%

HISTORICAL CLOSING LEVELS OF THE PHILIPPINES INDEX

All historical data presented in the following graph on the Philippines Index are not necessarily indicative of the future performance of the Philippines Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Philippines Index during any period set forth below is not any indication that the Philippines Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Philippines Index or its component stocks will result in the holders of the Notes receiving a positive return on their investment. The closing level of the Philippines Index on April 21, 2006 was 468.46.

THE INDICES
--------------------------------------------------------------------------------
The following graph sets for the historical performance of the Philippines Index from December 31, 1987 through April 21, 2006.


 [The table below represents a line chart in the printed report.]

           1987           100
                       100.87
                         94.5
                        96.49
                       107.92
                        109.3
                       118.34
                       135.13
                       130.11
                       124.76
                       130.33
                       133.98
                       139.97
           1989        145.68
                       142.25
                       147.28
                        172.2
                       184.98
                       187.26
                       227.33
                       242.35
                       263.95
                       279.71
                       281.83
                        238.8
                       238.48
                        233.3
                       227.48
                       203.99
                       180.92
                       187.08
                       196.27
                       169.61
                       141.23
                       145.01
                       153.45
                       157.64
           1991        175.72
                       214.46
                       232.85
                       244.38
                       270.84
                       251.97
                       244.79
                       248.55
                       218.21
                       242.47
                       260.34
                       277.41
                       307.12
                       302.05
                       278.88
                       315.62
                       367.87
                       410.34
                       396.14
                       358.26
                       386.13
                       372.26
                       351.55
                       346.52
           1993        362.47
                       410.06
                       384.47
                       413.85
                       414.43
                        414.5
                       458.34
                       479.93
                        540.3
                       640.26
                       647.53
                       884.02
                       796.21
                       777.25
                       747.53
                       774.98
                       827.63
                       751.28
                       755.71
                       830.33
                       752.31
                        772.8
                        692.6
                       715.61
           1995        620.09
                       654.37
                       634.78
                       645.71
                        744.1
                        737.6
                       752.13
                       718.34
                       687.96
                       630.91
                       632.14
                       678.53
                          746
                       732.87
                       719.12
                       737.84
                       821.05
                       835.55
                       773.03
                       817.72
                       799.12
                       739.05
                       775.88
                       794.42
           1997        872.69
                       840.91
                       815.99
                       677.74
                       704.06
                       699.36
                       674.32
                       499.86
                       497.63
                       449.27
                       433.39
                       446.28
                       471.84
                       564.43
                       571.19
                       545.05
                       509.58
                       445.72
                       406.51
                       308.13
                       347.84
                       459.88
                       512.35
                       489.91
           1999        480.09
                       486.53
                       509.33
                       619.51
                       585.89
                       605.91
                       553.69
                       516.74
                       496.71
                       495.78
                       482.64
                       519.38
                       476.87
                       404.77
                       401.52
                       373.34
                       348.08
                       355.79
                       316.63
                          344
                       324.96
                       298.02
                       319.96
                       352.57
           2001        409.48
                       383.45
                       344.44
                       344.04
                       344.08
                       353.98
                       345.55
                       313.36
                       289.68
                        256.3
                       283.53
                       292.16
                        338.8
                       347.56
                       348.07
                       316.14
                       297.77
                       259.07
                       255.11
                       247.96
                        254.3
                       227.96
                       222.54
                       210.13
           2003        220.88
                       209.36
                       210.63
                       220.74
                       220.04
                       256.99
                       262.22
                       249.28
                       272.55
                       293.47
                       274.03
                       303.72
                       318.84
                       309.35
                       296.13
                       325.39
                       315.83
                       331.82
                       329.16
                       323.21
                       364.68
                       379.84
                       380.79
                       381.08
           2005        421.86
                       434.34
                       405.08
                       385.46
                       398.68
                       396.82
                       401.81
                       391.79
                        394.1
                       399.62
                       434.88
                       431.91
                       444.87
                       440.77
                       460.41
      4/21/2006        468.46

Source: Bloomberg L.P.

The Taiwan, Thailand, New Zealand and Philippines Indices are part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series."

All information in this prospectus supplement regarding the MSCI Indices, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (the "MSCI Indices Sponsor"). The MSCI Indices Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices. We no not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

THE INDICES
--------------------------------------------------------------------------------

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

DEFINING THE EQUITY UNIVERSE

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

ADJUSTING THE TOTAL MARKET CAPITALIZATION OF SECURITIES FOR FREE FLOAT

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

THE INDICES
--------------------------------------------------------------------------------

CLASSIFYING THE UNIVERSE OF SECURITIES UNDER THE GLOBAL INDUSTRY CLASSIFICATION STANDARD

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 64 industries and 139 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

SELECTING SECURITIES FOR INDEX INCLUSION

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

> Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

THE INDICES
--------------------------------------------------------------------------------
> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

ANNUAL FULL COUNTRY INDEX REVIEW

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

QUARTERLY INDEX REVIEW

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

> Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

>    Deletion of securities that have become very small or illiquid.

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

ONGOING EVENT-RELATED CHANGES

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

THE INDICES
--------------------------------------------------------------------------------

ANNOUNCEMENT POLICY

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

LICENSE AGREEMENT

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with securities, including the Notes. The MSCI Indices are owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

THE INDICES
--------------------------------------------------------------------------------

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

THE AMEX HONG KONG 30 INDEX

Unless otherwise stated, all information contained herein on the AMEX Hong Kong 30 Index (the "HK Index") is derived from publicly available sources. Such information reflects the policies of the American Stock Exchange, Inc. (the "HK Index Sponsor") as stated in such sources and such policies are subject to change by the HK Index Sponsor. The HK Index, a service mark of the HK Index Sponsor, is a capitalization weighted stock index designed, developed, maintained and operated by the HK Index Sponsor that measures the market value performance (share price times the number of shares outstanding) of selected The Stock Exchange of Hong Kong Ltd. (the "HKSE") listed stocks. For more information on the HKSE, please see "The Indices - The Stock Exchange of Hong Kong Ltd." on page S-23.The HK Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Business sector representation of the stocks comprising the HK Index as of July 29, 2005 consists primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines, transportation and publishing. The HK Index was established on June 25, 1993. As of April 21, 2006, the five largest stocks underlying the HK Index accounted for approximately 64.15% of the market capitalization of the HK Index, with the five largest being HSBC Holdings plc (H.K. S shares) (30.00%), China Mobile Hong Kong Ltd. (18.08%), Hutchison Whampoa Ltd. (6.34%), CNOOC Ltd. (5.43%) and Sun Hung Kai Properties Ltd. (4.30%). The lowest weighted stock underlying the HK Index, as of April 19, 2006, was Hong Kong and Shanghai Hotels (0.26%).

The HK Index is maintained by the HK Index Sponsor and will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The HK Index Sponsor may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the HK Index Sponsor may

THE INDICES
--------------------------------------------------------------------------------

replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The HK Index Sponsor selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The HK Index Sponsor requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the HK Index Sponsor has an effective surveillance sharing agreement. The HK Index Sponsor will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the HK Index does not contain a large number of thinly-capitalized, low priced securities with small public floats and low trading volumes, the HK Index Sponsor has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$387,000,000 million as of April 21, 2006); (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$.32 as of April 21, 2006); (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum "free float" value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$238,000,000, measured over the same period.

The HK Index Sponsor reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a "qualified" stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. The HK Index Sponsor will notify its membership immediately after it determines to replace a stock.

The annual reports and prospectuses of the companies listed on the HKSE are available for investors' inspection in the City Hall Library (a public library in Hong Kong, Central). The HKSE library also has information for each listed company, but it is available only to members of the HKSE. A company whose stock is included in the HK Index is not required to be incorporated under the laws of Hong Kong.

The HK Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes, one HK Index unit (1.0) is assigned a fixed value of one U.S. dollar. The HK Index measures the average changes in price of the stocks comprising the HK Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock's market capitalization. The HK Index was established by the HK Index Sponsor on June 25, 1993, on which date the HK Index value was set at 350.00. The daily calculation and public dissemination by the HK Index Sponsor of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by the HK Index Sponsor from January 2, 1989 to August 31, 1993.

The HK Index is calculated by (i) aggregating the market capitalization of each stock comprising the HK Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. The HK Index Sponsor selected that particular

THE INDICES
--------------------------------------------------------------------------------

divisor number in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by the HK Index Sponsor based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the HKSE. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

In order to maintain continuity in the level of the HK Index in the event of certain changes due to non-market factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

HISTORICAL CLOSING LEVELS OF THE HK INDEX

All historical data presented in the following graph on the HK Index are not necessarily indicative of the future performance of the HK Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the HK Index during any period set forth below is not any indication that the HK Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the HK Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the HK Index as of April 21, 2006 was 844.17.

The following graph sets forth the historical performance of the HK Index from January 1, 1992 through April 21, 2006.


 [The table below represents a line chart in the printed report.]


           1992        276.73
                       287.74
                       318.99
                       319.68
                       341.75
                        369.2
                       354.06
                       348.06
                       374.08
                       382.05
                       467.64
                       458.93
                       598.98
           1994        576.69
                       519.77
                        452.6
                       449.25
                       479.28
                       437.47
                       474.92
                       499.22
                       479.69
                       485.14
                       424.51
                        412.7
                       369.57
                       421.35
                       435.22
                       421.62
                       475.92
                        465.6
                       477.39
                       462.52
                       486.91
                       492.85
                       494.12
                       507.26
           1996        574.55
                       562.81
                       555.97
                       555.61
                          571
                       558.16
                       539.36
                       563.85
                       602.71
                       631.19
                       680.51
                       683.12
                       671.35
                       673.53
                       629.26
                       645.49
                       736.64
                       760.48
                       817.21
                       706.34
                       756.29
                       530.79
                       529.05
                        537.6
           1998        460.09
                       563.71
                        563.7
                       507.35
                        438.2
                       416.55
                       384.54
                       354.13
                       392.18
                       505.93
                       514.13
                       496.12
                       466.84
                       479.66
                       531.26
                       649.59
                       588.38
                        660.6
                       643.88
                       659.07
                       623.14
                       648.87
                       754.72
                       834.36
           2000        762.23
                       841.69
                       853.13
                        756.6
                       718.49
                       788.12
                       823.38
                       842.07
                       766.21
                       729.52
                        682.7
                        745.3
                       790.95
                       728.51
                       627.68
                       650.41
                        640.6
                       634.09
                       595.78
                       542.99
                       488.47
                       498.81
                       558.23
                       565.55
           2002        530.09
                       516.53
                       540.66
                       563.46
                        555.2
                       522.32
                       508.12
                       496.28
                       448.52
                       469.19
                       498.18
                       460.73
                       456.23
                       450.15
                        424.7
                       430.29
                       469.22
                       471.82
                       498.41
                       537.52
                       555.32
                       603.55
                       607.66
                        624.9
           2004         659.6
                       690.06
                       630.17
                       596.24
                       601.84
                       610.37
                       606.65
                       641.82
                       652.38
                       650.44
                       702.73
                       711.09
                       683.33
                       705.64
                       671.52
                       692.22
                       690.02
                       706.91
                       741.32
                       743.54
                       769.12
                       717.97
                       746.44
                       744.57
                       786.06
                       793.86
                       791.11
      4/21/2006        844.17

Source: Bloomberg L.P.

THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

The HK Index Sponsor is under no obligation to continue the calculation and dissemination of the HK Index and the method by which the HK Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the HK Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the HK Index Sponsor makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the HK Index to track general stock market performance. The HK Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the HK Index. The HK Index Sponsor is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. The HK Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the HK Index in connection with the Notes have been consented to by the HK Index Sponsor.

The HK Index Sponsor disclaims all responsibility for any inaccuracies in the data on which the HK Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the HK Index.

THE S&P/ASX 200 INDEX

The S&P/ASX 200(R) Index (the "S&P/ASX 200 Index") was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the "ASX Committee"), a team of representatives from both Standard & Poor's and the Australian Stock Exchange.

The S&P/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. As at December 31, 2005, the S&P/ASX 200 Index represented approximately 78% of the total market capitalization of the Australian market. The S&P/ASX 200 Index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard ("GICS"), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months worth of data. Quarterly review changes take effect on the third Friday of December, March, June and September. The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee. Each index constituent's free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (the "ASX") are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. A stock's liquidity is measured relative to its size peers. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

The S&P/ASX 200 Index has a base value of 3000. Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P/ASX 200 INDEX

All historical data presented in the following graph on the S&P/ASX 200 Index are not necessarily indicative of the future performance of the S&P/ASX 200 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the S&P/ASX 200 Index during any period set forth below is not any indication that the S&P/ASX 200 Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the S&P/ASX 200 Index or its component stocks will result in the holders of the Notes receiving a positive return on their investment. The closing level of the S&P/ASX 200 Index on April 21, 2006 was 5250.10.

The following graph sets for the historical performance of the S&P/ASX 200 Index from December 31, 1987 through April 21, 2006.

        [The table below represents a line chart in the printed report.]


                 1992        1704.6
                       1665.9
                       1633.3
                       1557.9
                       1487.9
                       1428.8
                       1456.4
                       1564.7
                       1536.5
                       1620.2
                       1674.5
                       1685.2
                       1737.4
                       1734.6
                       1837.1
                       1961.6
                       1919.8
                       2070.6
                       1953.7
                       2113.6
           1994        2244.4
                         2112
                       1980.1
                       2004.2
                       2021.2
                       1931.1
                       2003.5
                       2063.9
                       1967.7
                       1980.9
                       1833.8
                       1857.4
                       1784.7
                       1881.1
                       1867.1
                       2006.5
                       1981.4
                         1981
                       2083.3
                       2094.3
                       2091.3
                       2029.7
                       2113.2
                       2154.9
           1996        2227.8
                       2228.2
                         2164
                       2248.7
                         2198
                       2171.8
                       2114.1
                       2196.1
                       2218.6
                       2286.2
                       2325.9
                       2367.8
                       2370.7
                         2386
                       2360.5
                       2424.1
                       2544.9
                       2664.7
                       2673.7
                       2526.8
                       2703.1
                         2415
                       2424.1
                       2567.4
           1998        2600.8
                       2626.9
                         2686
                         2709
                       2655.3
                       2620.1
                       2661.3
                       2430.1
                       2511.3
                         2563
                       2685.6
                       2717.6
                       2781.7
                       2768.4
                         2867
                       3027.8
                       2831.9
                       2903.7
                         2951
                       2875.7
                         2817
                       2821.4
                       2970.3
                       3117.7
           2000        3080.2
                       3124.6
                       3133.3
                       3115.8
                         3081
                       3311.2
                       3251.1
                       3297.8
                       3298.8
                       3254.6
                       3274.6
                       3206.2
                       3341.7
                       3326.5
                       3147.2
                       3329.4
                       3379.1
                       3490.3
                       3324.5
                       3275.6
                       3049.5
                       3249.6
                       3337.5
                       3422.3
           2002        3464.2
                       3414.3
                       3414.8
                         3350
                       3373.6
                         3216
                       3086.2
                       3120.1
                       2970.9
                       3042.9
                       3061.4
                       3007.1
                       2956.9
                       2800.9
                       2885.2
                       3007.5
                         3011
                       3025.8
                       3122.3
                       3199.7
                       3169.5
                         3272
                       3186.4
                       3299.8
           2004          3272
                       3360.6
                       3415.3
                       3400.8
                       3460.2
                       3532.9
                       3536.1
                       3553.7
                         3665
                       3778.6
                       3931.3
                       4050.6
                       4107.3
                       4172.8
                       4109.9
                       3983.2
                       4106.4
                       4277.5
                       4388.8
                       4446.8
                       4641.2
                       4459.7
                       4634.8
                       4763.4
                       4929.6
                       4921.3
                       5129.7
      4/21/2006        5250.1

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, in exchange for a fee, of the right to use the S&P/ASX 200 Index, in connection with securities, including the Notes. The S&P/ASX 200 Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P or the ASX. S&P and ASX make no representation, condition or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and have not participated in the

THE INDICES
--------------------------------------------------------------------------------

determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes is to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P/ASX 200 INDEX FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSELY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR CAUSE ANY PART OF THIS SECTION TO BE VOID.

"Standard & Poor's(R)" and "S&P(R)" are trademarks of The McGraw-Hill Companies and "ASX", "All Ords", "All Ordinaries", "All Ordinaries Index", "All Ordinaries Price Index", "All Ord Share Price Index" and "All Ordinaries Accumulation Index" are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P or the ASX and S&P and the ASX make no representation, warranty, or condition regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------


Valuation of the Notes


AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes equal to the GREATER of:

      (i) $10

      OR

      (ii) $10 + ($10 x (Participation Rate x Basket Return)).

The "Basket Return" will be calculated as follows:


                        Basket Ending Level - Basket Starting Level
      Basket Return  =  -------------------------------------------
                                Basket Starting Level

The "Basket Starting Level" will equal 100.

The "Basket Ending Level" will be calculated as follows:

 100 x (1 + (30% of the TOPIX Index Return + 15% of the China 25 Index Return + 10% of the TSEREIT Index Return + 10% of the Taiwan Index Return + 10% of the
Thailand Index Return + 10% of the HK Index Return + 5% of the S&P/ASX 200 Index
   Return + 5% of the New Zealand Index Return + 5% of the Philippines Index
                                   Return)).

Participation in any appreciation in the level of the Basket is equal to 100% of the Basket Return. For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-46.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of nine equity indices (each a "Basket Index", and together, the "Basket Indices") weighted as follows:
   BASKET INDICES                                             WEIGHTS
   ------------------------------------------------------------------------
   TOPIX(R) Index ("TOPIX Index") .............................. 30%
   FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ........... 15%
   Tokyo Stock Exchange REIT Index
     ("TSEREIT Index") ......................................... 10%
   MSCI Taiwan Index(SM) ("Taiwan Index") ...................... 10%
   MSCI Thailand Index(SM) ("Thailand Index") .................. 10%
   AMEX Hong Kong 30 Index ("HK Index") ........................ 10%
   S&P/ASX 200(R) Index ("S&P/ASX 200 Index") ..................  5%
   MSCI New Zealand Index(SM) ("New Zealand Index") ............  5%
   MSCI Philippines Index(SM) ("Philippines Index") ............  5%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in intervals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

PAYMENT AT MATURITY

At maturity, the cash payment per $10 principal amount of the Notes will be equal to the GREATER of:

      (i)$10

         OR

      (ii)$10 + ($10 x (Participation Rate x Basket Return)).

The "Participation Rate" will equal 100% of any appreciation in the Basket over the term of the Notes. You will not receive less than $10 per $10 principal amount of the Notes if you hold the Notes to maturity.

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:


                             Basket Ending Level - Basket Starting Level
            Basket Return =  -------------------------------------------
                                       Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

 100 x (1 + (30% of the TOPIX Index Return + 15% of the China 25 Index Return + 10% of the TSEREIT Index Return + 10% of the Taiwan Index Return + 10% of the
Thailand Index Return + 10% of the HK Index Return + 5% of the S&P/ASX 200 Index
   Return + 5% of the New Zealand Index Return + 5% of the Philippines Index
                                   Return)).

The "TOPIX Index Return" is calculated based on the closing level of the TOPIX Index on the trade date relative to the final valuation date and is calculated as follows:

   TOPIX Index Return = TOPIX Index Ending Level - TOPIX Index Starting Level
                        -----------------------------------------------------
                                     TOPIX Index Starting Level

where the TOPIX Index Starting Level is __ and the TOPIX Index Ending Level will be the closing level of the TOPIX Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

             China 25 Index Return = China 25 Index Ending Level -
                                     China 25 Index Starting Level
                                     -----------------------------
                                     China 25 Index Starting Level

where the China 25 Index Starting Level is __ and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

The "TSEREIT Index Return" is calculated based on the closing level of the TSEREIT Index on the trade date relative to the final valuation date and is calculated as follows:

               TSEREIT Index Return = TSEREIT Index Ending Level -
                                      TSEREIT Index Starting Level
                                      ----------------------------
                                      TSEREIT Index Starting Level

where the TSEREIT Index Starting Level is __ and the TSEREIT Index Ending Level will be the closing level of the TSEREIT Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

  Taiwan Index Return = Taiwan Index Ending Level - Taiwan Index Starting Level
                        -------------------------------------------------------
                                   Taiwan Index Starting Level

where the Taiwan Index Starting Level is __ and the Taiwan Index Ending Level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

              Thailand Index Return = Thailand Index Ending Level -
                                      Thailand Index Starting Level
                                      -----------------------------
                                      Thailand Index Starting Level

where the Thailand Index Starting Level is __ and the Thailand Index Ending Level will be the closing level of the Thailand Index on the final valuation date.

The "HK Index Return" is calculated based on the closing level of the HK Index on the trade date relative to the final valuation date and is calculated as follows:

        HK Index Return = HK Index Ending Level - HK Index Starting Level
                          -----------------------------------------------
                                      HK Index Starting Level

where the HK Index Starting Level is __ and the HK Index Ending Level will be the closing level of the HK Index on the final valuation date.

The "S&P/ASX 200 Index Return" is calculated based on the closing level of the S&P/ASX 200 Index on the trade date relative to the final valuation date and is calculated as follows:

           S&P/ASX 200 Index Return = S&P/ASX 200 Index Ending Level -
                                      S&P/ASX 200 Index Starting Level
                                     ---------------------------------
                                     S&P/ASX 200 Index Starting Level

where the S&P/ASX 200 Index Starting Level is __ and the S&P/ASX 200 Index Ending Level will be the closing level of the S&P/ASX 200 Index on the final valuation date.

The "New Zealand Index Return" is calculated based on the closing level of the New Zealand Index on the trade date relative to the final valuation date and is calculated as follows:

           New Zealand Index Return = New Zealand Index Ending Level -
                                      New Zealand Index Starting Level
                                      --------------------------------
                                      New Zealand Index Starting Level

where the New Zealand Index Starting Level is __ and the New Zealand Index Ending Level will be the closing level of the New Zealand Index on the final valuation date.

The "Philippines Index Return" is calculated based on the closing level of the Philippine Index on the trade date relative to the final valuation date and is calculated as follows:

           Philippines Index Return = Philippines Index Ending Level -
                                      Philippines Index Starting Level
                                      --------------------------------
                                      Philippines Index Starting Level

where the Philippines Index Starting Level is __ and the Philippines Index Ending Level will be the closing level of the Philippines Index on the final valuation date. S-47

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MATURITY DATE

The maturity date will be __ (a date no earlier than April o, 2010 and no later than July o, 2010, to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be __ (a date no earlier than April o, 2010 and no later than July o, 2010, to be determined on the trade date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days. If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.
Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount." For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence. In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

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SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May
Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging


We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of Asian or Australasian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005                                     CHF          USD
--------------------------------------------------------------------- ---------
                                                             (IN MILLIONS)
Debt
  Debt issued(1) ................................       270,434      205,663
                                                        -------      -------
  Total Debt ....................................       270,434      205,663
Minority Interest(2) ............................         7,619        5,794
Shareholders' Equity ............................        44,324       33,708
                                                        -------      -------
Total capitalization ............................       322,377      245,165
                                                        =======      =======

------------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to o% per annum, compounded semiannually, with a projected payment at maturity of $o based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $o in 2006, $o in 2007, $o in 2008, $o in 2009, $o in 2010, and $o in 2011. However, if the amount you receive at maturity is greater than $o, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2011 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $o, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2011 by an amount that is equal to such difference. If the amount you receive at maturity is less than $o, then you would recognize a net ordinary loss in 2011 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold the Notes as your private property, you should consult with your own tax advisor. Your interest in the Notes will be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you will be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you will be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations


We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to o% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ................    S-1
Risk Factors .................................    S-9
The Indices ..................................   S-15
Valuation of the Notes .......................   S-44
Specific Terms of the Notes ..................   S-45
Use of Proceeds and Hedging ..................   S-52
Capitalization of UBS ........................   S-53
Supplemental Tax Considerations ..............   S-54
ERISA Considerations .........................   S-57
Supplemental Plan of Distribution ............   S-58

PROSPECTUS

Introduction .................................      3
Cautionary Note Regarding Forward-
  Looking Statements .........................      5
Incorporation of Information About
  UBS AG .....................................      7
Where You Can Find More Information ..........      8
Presentation of Financial Information ........      9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ......................     10
Capitalization of UBS ........................     10
UBS ..........................................     11
Use of Proceeds ..............................     13
Description of Debt Securities We May
  Offer ......................................     14
Description of Warrants We May Offer .........     36
Legal Ownership and Book-Entry
  Issuance ...................................     53
Considerations Relating to Indexed
  Securities .................................     59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency .................     62
U.S. Tax Considerations ......................     65
Tax Considerations Under the Laws of
  Switzerland ................................     76
ERISA Considerations .........................     78
Plan of Distribution .........................     79
Validity of the Securities ...................     82
Experts ......................................     82




[LOGO OMITTED]

Principal
Protected
Notes


UBS AG $__ NOTES
LINKED TO AN INDEX BASKET
DUE ON OR ABOUT __, 2010


PROSPECTUS SUPPLEMENT


APRIL __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)


UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.